Exhibit 10.5

SIXTH AMENDMENT TO
MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT

This Sixth Amendment to Membership Interests Contribution Agreement dated as of February 8, 2006 (this “Sixth Amendment”), by and among Mystic Hotel Investors, LLC, a Delaware limited liability company (“Mystic”), Waterford Hospitality Group, LLC, a Delaware limited liability company (“Waterford” and together with Mystic, the “Contributor”), Hersha Hospitality Limited Partnership, a Virginia limited partnership (“Investor”), and First American Title Insurance Company, as Escrow Agent.

WITNESSETH:

WHEREAS, Contributor and Investor have entered into a Membership Interests Contribution Agreement dated as of June 15, 2005 (“Original Contribution Agreement”), pursuant to which, and subject to the terms and conditions thereof, Contributor shall contribute to the Company the Membership Interests and Investor shall make the Cash Payment;

WHEREAS, the parties to the Original Contribution Agreement have entered into a First Amendment to Membership Interests Contribution Agreement dated as of July 8, 2005 (the “First Amendment”), a Second Amendment to Membership Interests Contribution Agreement dated as of July 25, 2005 (the “Second Amendment”), a Third Amendment to Membership Interests Contribution Agreement dated as of August 8, 2005 (the “Third Amendment”), a Fourth Amendment to Membership Interests Contribution Agreement dated as of September 15, 2005 (the “Fourth Amendment”), and a Fifth Amendment to Membership Interests Contribution Agreement dated as of November 1, 2005 (the “Fifth Amendment”, together with the Original Contribution Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Contribution Agreement”);

WHEREAS, the parties to the Contribution Agreement desire to restructure the capital sharing ratios and other related equity and cost sharing mechanisms with respect to the Development Assets (the “Equity Restructuring”) contained in the Contribution Agreement, the LLC Agreement and the Lessee LLC Agreement and as a result thereof to (1) effect appropriate prorations and adjustments at the Closing with respect to the Development Asset commonly known as the Hartford Marriott to reflect the Equity Restructuring and (2) modify, supplement and terminate certain documents related to the operation of the Development Assets, including, without limitation, termination of the Asset Management Agreement for the Development Asset commonly known as the Hartford Hilton;

WHEREAS, the parties to the Contribution Agreement desire to effectuate a transfer of the obligation to employ all Employees from the Lessee Company Affiliates to the Manager with respect to each Property (the “Employee Transfer”) and to amend certain provisions of the Management Agreements and Lease Agreements as a result thereof; and

WHEREAS, the parties to the Contribution Agreement wish to amend the Contribution Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Contribution Agreement.

1	Amendments

1.1           Outside Closing Date with Respect to Deferred Properties. Notwithstanding anything to the contrary contained in Section 14.2, the “Deferred Property Outside Closing Date” with respect to the Hartford Marriott shall mean February 15, 2006. For the purposes of Section 17.1 of the Contribution Agreement, the “Outside Closing Date” with respect to the Hartford Marriott shall mean the Deferred Property Outside Closing Date.

1.2	Amendments Related to Equity Restructuring.

1.2.1        All references to fifty percent (50%) contained in Sections 3.1, 3.3, 3.4, 3.5, 12.3 and 17.1 of the Contribution Agreement are hereby modified to refer to (A) with respect to the Development Asset commonly known as the Hartford Hilton, ten percent (10%) for Investor and ninety percent (90%) for Contributor and (B) with respect to the Development Asset commonly known as the Hartford Marriott, fifteen percent (15%) for Investor and eighty-five percent (85%) for Contributor.

1.2.2        All references to 57.96% and 42.04% contained in Sections 3.3 and 17.1 are hereby modified to refer to 39.2% and 60.8%, respectively.

1.2.3        A new Section 6.6.4 is hereby added after Section 6.6.3 of the Contribution Agreement as follows:

Adjustments and prorations with respect to the Hartford Marriott shall be made in accordance with this Article in order to retroactively effect the Equity Restructuring such that the credits and debits set forth on the Closing Statement for the Development Asset commonly known as the Hartford Marriott sets forth payments of costs and Cash Payments (including those previously made with respect to the Development Asset commonly known as the Hartford Hilton) in accordance with the revised percentage of the Contribution Value attributable to the Development Assets to be reflected in Investor’s initial Capital Account in the Company and the revised percentage of costs for which Investor is responsible as set forth in this Sixth Amendment.

1.2.4        The following new sections are hereby added after Section 8.30 of the Contribution Agreement as follows:

“Section 8.31. Tax Fixing Agreement.

(a)   The Tax Assessment Fixing Agreement, dated August 25, 2000, between the City of Hartford and Waterford Development, LLC and recorded in Volume 4847 at Page 105 of the Hartford Land Records, as subsequently assigned pursuant to that certain Assignment and Assumption Agreement, dated September 11, 2003, by and between Waterford Development, LLC, as assignor, and Adriaen’s Landing Hotel, LLC (“ALH”), as assignee, and recorded in Volume 4858 at Page 197 of the Hartford Land Records (the “Tax Fixing Agreement”) is in full force and effect, and no default or breach has occurred thereunder.

(b)   Contributor has provided to Investor a true, complete and correct copy of the Tax Fixing Agreement as in effect as of the date hereof.

8.32.        Material Contracts. Schedule 8.32 sets forth a complete list of all material contracts, obligations, undertakings, agreements, guaranties, leases, mortgages, licenses or other agreements or commitments to which ALH is a party or is bound or is otherwise related to the Hartford Marriott (each, a “Material Contract”). Contributor has provided Investor with true and complete copies of all Material Contracts, and (i) there are no disputes pursuant to any Material Contracts that have not been previously disclosed to Investor, (ii) all such Material Contracts are in full force and effect and (iii) ALH is in compliance with its material obligations under all such Material Contracts. Investor acknowledges receipt of copies of all Material Contracts from Contributor.

8.33         Disclosure.

(a)   Neither this Agreement nor any Schedule or Exhibit nor any certificate or other document, report or other materials and information furnished to Investor by Contributor or its Affiliates or representatives in connection with the Equity Restructuring and the Closing with respect to the Hartford Marriott contains any untrue statement of a material fact or fails to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

(b)   Contributor has provided Investor with all material documents, reports or other materials and information relating to the Hartford Marriott or to which ALH is party or is otherwise bound.

1.2.5        A new Section 14.1.8 is hereby added after Section 14.1.7 as follows:

With respect to the Hartford Marriott and ALH, the Existing Debt in the amount of eight million dollars ($8,000,000) pursuant to a loan to ALH from the City of Hartford shall have been fully and finally defeased at the expense of the Contributor.

1.2.6        A new Section 14.1.9 is hereby added after Section 14.1.8 as follows:

There shall not have occurred any condition, circumstance, change, event or effect that is known to or reasonably should have been known to Contributor, which is or is reasonably likely to be materially adverse to (a) the assets, properties, financial condition or results of operations of ALH or the Hartford Marriott or (b) the ability of Contributor to consummate this Agreement or any of the transactions contemplated hereby, except for any such condition, circumstance, change, event or effect to the extent resulting from or arising out of (y) changes or developments in financial, or securities markets or the economy in general or as a result of the outbreak of war or hostilities against the United States or (z) the announcement, negotiation, execution, delivery, or consummation of the transactions contemplated by, or compliance with, this Agreement.

1.2.7        A new Section 14.2.5 is hereby added after Section 14.2.4 as follows:

As a condition to Contributor’s obligations with regard to the Equity Structuring in respect of the Hartford Hilton, the Closing with respect to the Hartford Marriott shall have occurred on or prior to the date on which the Closing of the Equity Restructuring in respect of the Hartford Hilton occurs.

1.2.8        A new Section 15.8 is hereby added after Section 15.7 of the Contribution Agreement as follows:

During the term of this Agreement and subsequent to the Closing with respect to the Development Asset commonly known as the Hartford Marriott, Contributor and Investor hereby agree to cooperate in good faith to (i) negotiate, execute and deliver amendments, modifications, supplements, terminations and other changes to any and all documents executed and delivered at previous portions of the Closing under this Agreement that may be implicated by the Equity Restructuring and the Employee Transfer, including, without limitation, amendments to the Management Agreements, the Leases, the LLC Agreement and the Lessee LLC Agreement and a termination of the Asset Management Agreement with respect to the Development Asset commonly known as the Hartford Hilton and (ii) obtain any consents and authorizations to the foregoing as determined to be necessary by Contributor and Investor in their reasonable discretion.

1.3   Amendments Related to Employee Transfer.

1.3.1        Section 6.1.11 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following as a new Section 6.1.11:

All salaries and benefits of employees whose employment is assumed by the Company or the Manager pursuant to Section 8.15 hereof shall be prorated.

1.3.2        The first sentence of Section 8.15 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

At the Closing, the Manager shall hire all persons then employed by the Contributor or any Owner Entity in connection with the management, operation or maintenance of the Properties (collectively, the “Employees”).

2      Reference to and Effect on the Contribution Agreement.

2.1   Upon the due execution and delivery of this Sixth Amendment by the parties hereto, on and after the date hereof each reference in the Contribution Agreement to “this Agreement”, “hereunder”, “hereof” and “herein” and the like shall mean and be a reference to the Contribution Agreement, as amended hereby.

2.2   Except as specifically amended above, the Contribution Agreement shall remain in full force and effect and is hereby ratified and confirmed.

2.3   The execution, delivery, and effectiveness of this Sixth Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Contribution Agreement or any of the instruments or documents referred to therein or (ii) create, or be evidence of, alone or taken with any consent to, waiver or modification of, or other amendment of the provisions of the Contribution Agreement or any of the instruments or documents referred to therein, a course of conduct.

2.4   The representations and warranties made in the Contribution Agreement with respect to the Hartford Marriott as amended hereby are true and correct as of the date hereof.

3             Governing Law. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

4     Counterparts. This Sixth Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, a duly authorized officer of each of Contributor, Investor and Escrow Agent have executed this Sixth Amendment as of the day and year first above written.

CONTRIBUTOR:
WATERFORD HOSPITALITY GROUP, LLC

By:	Slavik Suites, Inc., its member

By:
Name: Del Lauria
Title: Vice President

	By:	LMW Investments, Inc., its member

By:
Name: Len Wolman
Title: President

By:	MYSTIC HOTEL INVESTORS, LLC

By:
Name:
Title: Authorized Representative

INVESTOR:
HERSHA HOSPITALITY LIMITED PARTNERSHIP
By:	Hersha Hospitability Trust, its general partner

By:
Name:
Title:

ESCROW AGENT:
FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

SCHEDULE 8.32

Material Contracts

DESCRIPTION	VENDOR/ PARTY
Helms Briscoe	Helms Briscoe
Music	Muzak
Laundry Service	Atlantic City Linen
MZ Cleaners & Tailors
Extermination/Pest	Terminix
Kitchen Equipment	Suiza Foods
Tri-State Malted Waffles
Coca Cola - 265060
Coca Cola - 265061
Internet	IBahn
Telephone System Services	SBC
IMR Capital
NTP
Paetex
Xeta
Shared Technologies
Refuse Removal	Waste Management
Pool Maintenance	ECOLAB
ATM Service	ATM Systems
Gift Cards	Givex
Audio/Visual	PSAV
Advertising Agreement	Herring Media
Television/ Videos	OnCommand
Point of Sale Systems	Micros

LEASES / LICENSES
UPS Store	Shipping Services II, LLC
Starbucks License	Starbucks
Parking Agreement	LAZ
Car Rental	Hertz
Parking (for hotel employees)	CL&P Charter Oak Square
Energy Services Agreement	CUP Agreement with CCEDA

Marriott Hotel License (Franchise Agreement) Marriott International, Inc.
DEVELOPMENT / PROJECT RELATED AGREEMENTS
Hotel Site Lease	CCEDA
AirSpace Lease	CCEDA / OPM
Development Agreement	CCEDA / OPM
Declaration of Covenants	CCEDA / OPM
Perini Contract	Perini Building Corp
Tax Assessment Fixing Agreement and Assignment and Assumption of Tax Assessment Fixing Agreement	City of Hartford/Waterford Development, LLC
**City of Hartford/HUD Loan Documents	HUD/City of Hartford
Hotel Management Agreement	Waterford Hotel Group, Inc.
Sales & Use Tax Relief Program Implementing Agreement Connecticut Development Authority
Name License Agreement  OPM

** List of City of Hartford Loan Documents is attached as Exhibit A. Please note that the City of Hartford/HUD funded loan will be defeased on or before the Hartford Marriott closing.

Exhibit A

List of City of Hartford Loan Documents

1.   Substitute Promissory Note dated September 26, 2003 in the principal amount of $8,000,000 from ALH in favor of the City;
2.   Loan Agreement dated September 26, 2003 between ALH and the City;
3.   Environmental Indemnity Agreement dated September 26, 2003 by ALH and Mystic in favor of the City;
4.   Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits dated September 26, 2003 from ALH to the City;
5.   UCC-1 Financing Statement filed against ALH in favor of the City;
6.   Guaranty dated September 26, 2003 from Mystic to the City;
7.   Collateral Assignment and Subordination of Management Agreement dated September 26, 2003 between ALH and the City;
8.   Open-End Construction Leasehold Mortgage Deed dated September 26, 2003 from ALH to the City.
9.   Standstill and Subordination Agreement dated September 26, 2003 by and among the City, ALH, People’s Bank and BankNorth, N.A..
10.         Collateral Assignment of Leases and Rents dated September 26, 2003 by ALH in favor of the City.